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
                                                                        Exhibit 21

                                CML GROUP, INC.
                        SUBSIDIARIES OF CML GROUP, INC.*

                                                                Jurisdiction
                  Name of Subsidiary                          of Incorporation
                  ------------------                          ----------------
          OBW, Inc.                                             Massachusetts
          Britches of Georgetowne, Inc.**                       Delaware
          Britches of Georgetowne, Inc.**                       Texas
          Britches Holdings, Inc.                               Delaware
          Extension 229, Inc.                                   Virginia
          Canterbury Tales (H.K.) Limited                       Hong Kong
          Britches (HK) Limited                                 Hong Kong
          Easitrades Limited                                    Hong Kong
          Butcon Limited                                        Hong Kong
          Bontik Limited                                        Hong Kong
          OCR, Inc.                                             Delaware
          C.R.S.S. Advertising, Inc.                            New Hampshire
          The Nature Company***                                 California
          The Nature Company (Canada), Inc.***                  Canada
          The Nature Company Limited***                         United Kingdom
          The Nature Company International, Inc.***             California
          ODG, Inc.                                             Nevada
          NordicTrack, Inc.+                                    Minnesota
          NordicTrack GmbH+                                     Germany
          NordicTrack (U.K.) Ltd.+                              United Kingdom
          NordicTrack (Australia) Pty Ltd.+                     Australia
          Nordic Advantage, Inc.                                Minnesota
          Nordic Advantage of Columbus, Inc.                    Minnesota
          Nordic Advantage of Ontario, Inc.                     Canada
          Nordic Advantage of Canada, Ltd.                      Minnesota
          NordicTrack (Netherlands) B.V.                        Netherlands
          NordicEdge, Inc.                                      Minnesota
          WFH Group, Inc.                                       Delaware
          Biscuit Factory Publications Incorporated++           Massachusetts
          CML International (FSC), Ltd.                         U.S. Virgin Is.
          Smith & Hawken, Ltd.+++                               Delaware

          -----------------------

          *     Direct and indirect wholly-owned subsidiaries
          **    Does business as Britches of Georgetowne and Britches Great Outdoors
          ***   Does business as The Nature Company
          +     Does business as NordicTrack
          ++    Does business as Hear Music
          +++   Does business as Smith & Hawken
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